AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              IMMUNE RESPONSE, INC.


     These Amended and Restated Articles of Incorporation were approved by the shareholders of IMMUNE RESPONSE, INC. on February 7, 1997 and the number of shares voted for these Amended and Restated Articles of Incorporation votes was sufficient for approval. From this date forward these Amended and Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments and supplements thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended.


                                    ARTICLE I

                                      NAME
                                      ----

     The name of the corporation shall be Immune Response, Inc.


                                   ARTICLE II

                                    DURATION
                                    --------

     The period of duration of the Corporation shall be perpetual.


                                   ARTICLE III

                                  (ELIMINATED)
                                  ------------


                                   ARTICLE IV

                               PURPOSE AND POWERS
                               ------------------

     The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act. In furtherance of the foregoing purpose, this Corporation shall have and may exercise any and all of the powers now or hereafter conferred upon corporations incorporated pursuant to the Colorado Business Corporation Act.


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

                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

     The aggregate number of shares and the amount of total authorized capital of the Company shall consist of 950,000,000 shares of $.0001 par value common stock.

     As of the date upon which these Amended and Restated Articles of Incorporation become effective, each 100 shares of authorized $.0001 par common stock, whether or not issued and outstanding, shall be converted into one share of $.0001 par common stock. Fractional shares resulting from the Reverse Stock Split will be rounded to the closest whole share of Common Stock. Following this reverse stock split the number of shares of $.0001 par common stock which the Company shall be authorized to issue shall be 25,000,000.

     The holders of Common Stock shall have and possess all rights as shareholders of the corporation.

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment or any other liability to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, for any other assets of value in accordance with the action of the Board of Directors, or other consideration permitted under the Colorado Business Corporation Act. The judgment of the Board of Directors as to value received in return for the issuance of shares shall be conclusive and said shares, when issued, shall be fully paid and nonassessable.


                                   ARTICLE VI

                                CUMULATIVE VOTING
                                -----------------

     The Shareholders shall not be entitled to cumulative voting.


                                   ARTICLE VII

                                PREEMPTIVE RIGHTS
                                -----------------

     No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or

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

carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.


                                  ARTICLE VIII

                           SHARE TRANSFER RESTRICTIONS
                           ---------------------------

     This Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of this Corporation to exercise this Corporation's right to so impose such restrictions.


                                   ARTICLE IX

                                  (ELIMINATED)
                                  ------------


                                    ARTICLE X

                               BOARD OF DIRECTORS
                               ------------------

     The number of Directors shall be fixed in accordance with the Bylaws.


                                   ARTICLE XI

                               AMENDMENT OF BYLAWS
                               -------------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.


                                   ARTICLE XII

                              ELECTION OF DIRECTORS
                              ---------------------

     Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.




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

                                  ARTICLE XIII

                          INDEMNIFICATION OF DIRECTORS
                   OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS
                   -------------------------------------------

     To the fullest extent provided by applicable state law, including, but not limited to, the Colorado Business Corporation Act, each director, officer, employee, fiduciary or agent of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the Corporation, or at its request of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses). The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.


                                   ARTICLE XIV

                            LIMITATIONS OF LIABILITY
                            ------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or its Shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or
(iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article XIV by the Shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article XIV, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article XIV, prior to the repeal or modification.

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

     On behalf of IMMUNE RESPONSE, INC., the undersigned, by their signatures below, do hereby confirm, under penalties of perjury, that the foregoing Amended and Restated Articles of Incorporation of IMMUNE RESPONSE, INC. constitute the act and deed of IMMUNE RESPONSE, INC. and the facts stated herein are true.


                                       IMMUNE RESPONSE, INC.




                                       By___________________________
                                         Joseph W. Hovorka, President

[SEAL]




By______________________________
  Thomas B. Olson, Secretary

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